Exhibit 10.1
[                    ] AMENDMENT TO EMPLOYMENT AGREEMENT
[Executive’s Name]
          [                    ] AMENDMENT dated as of February 26, 2009 (this “Amendment”) to EMPLOYMENT AGREEMENT dated as of February XX, 2003, as amended (the “Agreement”) by and between [TRW Automotive Inc.] (the “Company”) and                      (“Executive”).
          WHEREAS, in clarification of the manner in which the Company determines Executive’s Annual Bonus, Executive and Company desire to amend the Agreement as set forth below;
          In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:
          1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.
          2. Amendment to Section 4 of the Agreement. The second sentence of Section 4 of the Agreement shall be amended to read in its entirety as follows: “In addition, up to fifty percent of the Target Annual Bonus will be based on additional factors determined to be relevant by the Compensation Committee, which may include industry-specific and general economic conditions as well as strategic factors.”
          3. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.
          4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of [                    ], without regard to conflicts of laws principles thereof.
          5. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.
[TRW Automotive Inc.]

By:	[Executive]
Title: